UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2007
Adams Respiratory Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51445	75-2725552

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Mill Ridge Lane, Chester, New Jersey 07930

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (908) 879-1400
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 21, 2007, Adams Respiratory Therapeutics, Inc. (the “Company”) entered into a settlement agreement (the “Agreement”) with Mutual Pharmaceutical Co. and United Research Laboratories, Inc., wholly owned subsidiaries of Pharmaceutical Holdings Corp. (collectively, “Mutual”). Under the terms of the Agreement, the Company and Mutual have agreed to dismiss all patent infringement claims and all counterclaims in the lawsuit filed by the Company against Mutual in the U.S. District Court for the Eastern District of Pennsylvania for infringement of the Company’s U.S. Patent No. 6,372,252 (the “ ‘252 Patent”). The Agreement is subject to review by the Federal Trade Commission and the U.S. Department of Justice.
     Under the terms of the Agreement, Mutual admits that the ‘252 Patent is valid and enforceable and that the single-agent and combination generic extended-release guaifenesin-based products set forth in the Abbreviated New Drug Application (the “ANDA”) filed by Mutual with the Food and Drug Administration (the “FDA”) infringe the ‘252 Patent. Under the Agreement, the Company grants Mutual a non-exclusive, royalty-free license under the ‘252 Patent to sell the Company’s 600 mg and 1200 mg single-ingredient and combination extended-release guaifenesin products in the United States, subject to certain restrictions.
     If Mutual receives FDA approval to market the 600 mg single-ingredient extended-release guaifenesin products (the “600 mg Product”), the Company will grant Mutual a license to sell such products beginning no earlier than July 1, 2012, with the following exceptions: (i) if Mutual has final FDA approval for the 600 mg Product, and prior to July 1, 2012, a third party files an ANDA, certifies against and successfully challenges the Company’s patents, and gains FDA approval for the 600 mg Product, Mutual may begin selling its product 60 days prior to the date of first sale by the third party; or (ii) if Mutual has not received FDA approval to market the 600 mg Product at the time the third party commences sale of an FDA-approved 600 mg Product, Mutual may enter into a supply agreement with the Company to purchase tablets at full cost plus a 10% royalty, based on Mutual’s net sales of the licensed product; and Mutual may begin selling product 90 days after the first sale by the third party.
     If Mutual receives FDA approval to market the 1200 mg single-ingredient extended-release guaifenesin products (the “1200 mg Product”) or the 600mg or 1200 mg combination extended-release guaifenesin products (each, a “Combination Product”), the Company will grant Mutual a license to sell such products, upon the occurrence of the following events: (i) if Mutual has final FDA approval for the 1200 mg Product or a Combination Product, and a third party files an ANDA, certifies against and successfully challenges the Company’s patents, and gains FDA approval for the 1200 mg Product or a Combination Product, as the case may be, Mutual may begin selling its product 60 days prior to the date of first sale by the third party; or (ii) if Mutual has not received FDA approval to market the 1200 mg Product or a Combination Product, as the case may be, at the time the third party commences sale of such an FDA-approved product, Mutual may enter into a supply agreement with the Company to purchase tablets at full cost plus a 10% royalty, based on Mutual’s net sales of the licensed product; and Mutual may begin selling product 90 days after the first sale by the third party.
Item 8.01. Other Events.
     On March 21, 2007, the Company issued a press release disclosing the Company’s entry into the Agreement with Mutual. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Description
99.1	Press Release, dated March 21, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESPIRATORY THERAPEUTICS, INC. (Registrant)
March 22, 2007	By:	/s/ Walter E. Riehemann
Walter E. Riehemann
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated March 21, 2007.